Exhibit 10.25 (a)



                        AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement is entered into effective December 8, 2004 by and between AspenBio, Inc. (the "Company") and Roger Hurst ("Hurst").

     WHEREAS, the Board of Directors and Hurst agree that it is in the best interests of the Company for Hurst to change his employment status from Chief Executive Officer and President of the Company to Manager of the Antigen Division. This change will allow Hurst to focus his efforts on increasing the value to the Company of the Antigen Division.

     WHEREAS, the parties desire that Hurst's employment agreement effective September 1, 2004 (the "Agreement") remain in effect, except for the changes in Hurst's position and duties and the other provisions specifically set forth in this Amendment.

     NOW THEREFORE the parties enter into this Amendment to Employment Agreement for good and valuable consideration, the sufficiency of which is hereby acknowledged:

     1. Effective immediately, Hurst resigns as President of the Company and will serve as Manager of the Antigen Division of the Company, in which position he will oversee all internal operations of the antigen business.

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is effective as of the date first set forth above.

                                               ASPENBIO, INC.

                                               By ___________________________
                                               Name _________________________
                                               Title ___________________________


                                               ROGER HURST

                                               /s/ Roger Hurst
                                               ---------------------------
                                               Roger Hurst, Individually